EXHIBIT 10.11

BIRCHTECH CORP.

RESTRICTED SHARE UNIT AWARD AGREEMENT

UNDER THE AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN

AGREEMENT by and between BIRCHTECH CORP., a Delaware corporation (the “Corporation”) and [NAME OF PARTICIPANT] (the “Participant”), dated as of [INSERT DATE] (the “Date of Grant”).

WHEREAS, the Corporation maintains the Birchtech Corp. Amended and Restated 2017 Equity Incentive Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Participant is [an officer of] [an employee of] [a director of] [a consultant to] the Corporation or one of its Subsidiaries; and

WHEREAS, the Administrator has determined that it is in the best interests of the Corporation and its shareholders to grant a certain number of restricted share units to the Participant subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Grant of Restricted Share Units. Pursuant to the terms and conditions herein and subject to the provisions of the Plan, the Corporation hereby grants the Participant [INSERT NUMBER OF RSUs] Restricted Share Units (“RSUs”). As used herein, the term “RSU” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Company’s Common Stock (subject to adjustment as provided in the Plan).

2. Terms and Conditions of Award. The grant of the RSUs provided for herein shall be subject to the following terms, conditions and restrictions:

(a) Limitations on Rights Associated with RSUs. The Participant shall have no rights as a stockholder of the Company, no dividend rights and no voting rights with respect to the RSUs until such shares of Common Stock are actually issued to and held of record by the Participant.

(b) Restrictions. The RSUs and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, until such time that the RSUs shall vest and become non-forfeitable. Any attempt to dispose of any RSU in contravention of the above restriction shall be null and void and without effect.

(c) Vesting. The RSUs shall vest and become non-forfeitable one (1) year from the Date of Grant (the “Vesting Date”), provided (i) there has been no termination of Participant’s employment or service with the Corporation or one of its Subsidiaries on or prior to the Vesting Date, and (ii) the RSUs have not otherwise been forfeited as hereinafter set forth.

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In the event Participant violates any of the restrictive covenants contained in any agreement executed in connection with Participant’s employment with or service to the Corporation or one of its Subsidiaries, as well as termination thereof, at any time on or prior to the Vesting Date, then the RSUs shall be forfeited. The determination of whether such a violation has occurred will be determined by the Administrator in good faith and in its sole discretion.

(d) Delivery of Common Stock. As promptly as practical after the RSUs become vested and non-forfeitable, the Company shall distribute to the Participant the number of shares of Common Stock equal to the number of RSUs that so vested and became non-forfeitable. The Company shall issue the shares in book entry form (or certificate form, if requested by the Participant), which shares of Common Stock shall be registered in the name of the Participant. Delivery of any book entry form (or certificate form, if applicable), will be made to the Participant’s last known address reflected on the books of the Company unless the Company is otherwise instructed in writing by the Participant.

3. Representations of the Participant. The Participant represents and warrants to the Company as follows:

(a) The Participant understands that the RSUs and the shares of Common Stock to be acquired thereunder have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any state by reason of a specific exemption from the registration provisions of the Act and the applicable state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Participant’s representations as expressed herein.

(b) The Participant acknowledges and understands that the shares of Common Stock to be acquired by the Participant pursuant to this Agreement are being acquired for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of the shares of Common Stock for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing such shares of Common Stock made in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and applicable state securities laws.

(c) The Participant is aware that the shares of Common Stock to be acquired pursuant to this Agreement are and will be, when issued, “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the Act. The Participant acknowledges that such shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. The Participant is aware of the provisions of Rule 144 promulgated under the Act which permit investors who have satisfied a certain holding period to resell under certain conditions such securities or a portion of such securities.

(d) The Participant understands that any and all certificates or other instruments representing the shares of Common Stock to be acquired pursuant to this Agreement and any and all securities issued in replacement thereof or in exchange therefor shall bear the following legend, or one substantially similar thereto, which the Participant has read and understands:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

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4. Miscellaneous.

(a) THE PLAN AND ALL RIGHTS HEREUNDER SHALL BE SUBJECT TO AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS, AND TO APPLICABLE FEDERAL SECURITIES LAWS. The use of captions in this Agreement is for convenience; the captions are not intended to provide substantive rights. The Administrator may at any time and from time to time and in any respect amend or modify this Agreement; provided, however, that no amendment or modification of this Agreement shall adversely affect the RSUs without the consent of the Participant (or, if and where applicable, a permitted transferee). If any provision of this Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(b) The Administrator shall have such powers and authority as may be necessary or appropriate for the Administrator to carry out its functions as described in this Agreement and the Plan. The Administrator shall have discretionary authority to interpret this Agreement, to make factual determinations under this Agreement, and to make all other determinations necessary or advisable for the administration of this Agreement, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Agreement. All interpretations, determinations and actions by the Administrator shall be final, conclusive, and binding upon all parties.

(c) All notices under the Plan must be in writing or delivered electronically, if to the Corporation, at its principal office, addressed to the attention of the Chief Executive Officer; and if to the Participant, at the address appearing in the Corporation’s records.

(d) The failure of the Participant or the Corporation to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Participant or the Corporation, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(e) Nothing in this Agreement shall confer upon any Participant any right to continue in the service of the Corporation or any of its Subsidiaries, or interfere in any way with the right of the Corporation or any of its Subsidiaries to terminate the Participant’s employment or other service relationship for any reason at any time.

(f) It is intended that the terms of this Agreement will not result in the imposition of any tax liability pursuant to Section 409A of the U.S. Internal Revenue Code. This Agreement shall be construed and interpreted consistent with that intent.

(g) By his or her signature below, the Participant acknowledges that he or she has read the terms of the Plan and agrees to be bound by all provisions thereof.

(h) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. A signed copy of this Agreement which is received via facsimile or other electronic transmission shall be given the same effect for all purposes, as if it was an original.

[signature page follows]

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IN WITNESS WHEREOF, the Corporation and the Participant have executed this Restricted Share Unit Award Agreement as of the day and year first above written.

BIRCHTECH CORP.

By:
Name:	Richard MacPherson
Title:	Chief Executive Officer

[NAME OF PARTICIPANT]

Participant’s Address: [Address – line 1] [Address – line 2]

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